THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER APPLICABLE STATE SECURITIES LAWS. THIS DEBENTURE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS DEBENTURE UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO CONCORDE CAREER COLLEGES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO THE PROVISIONS OF RULE 144 OF THE ACT.

THIS DEBENTURE IS SUBJECT TO THE PROVISIONS OF A DEBENTURE PURCHASE AGREEMENT, DATED AS OF FEBRUARY 25, 1997, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT AS THEREIN PROVIDED.


                         CONCORDE CAREER COLLEGES, INC.

                       5% Subordinated Debenture due 2003
                       ----------------------------------

$3,316,250                                                     February 25, 1997


     FOR VALUE RECEIVED, CONCORDE CAREER COLLEGES, INC., a Delaware corporation (the "Company"), hereby promises to pay to CAHILL, WARNOCK STRATEGIC PARTNERS
      -------
FUND, L.P., or permitted assigns ("Strategic Partners" or the "Holder"), the
                                   ------------------          ------
principal amount of Three Million Three Hundred Sixteen Thousand Two Hundred Fifty Dollars ($3,316,250) on February 25, 2003, and to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the annual rate of five percent (5%). Interest shall be computed on the basis of a 360 day year and the actual number of days elapsed. Accrued and unpaid interest shall be due and payable quarterly in arrears on February 28, May 31, August 31, and November 30 of each year from the date hereof until the entire principal amount is paid. All amounts due and owing hereunder shall be payable in lawful money of the United States of America, in immediately available funds, at the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Company. Any payment on this Debenture coming due on a Saturday, a Sunday or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder. This Debenture is issued pursuant and subject to and is entitled to the benefits of a certain Debenture and Warrant Purchase Agreement dated as of February 25, 1997 between the Company and Strategic Partners (the "Debenture Purchase Agreement").
 ----------------------------

     Subject to the terms of the Debenture Purchase Agreement (including, but not limited to, the subordination provisions thereof), upon the occurrence or existence of an Event of Default (as defined in the Debenture Purchase Agreement) the Holder may, by notice to the Company, declare the entire unpaid principal amount of this Debenture, all interest accrued and unpaid hereon, and all other amounts payable to the Holder hereunder or under the Debenture Purchase Agreement to be forthwith due and payable, whereupon this Debenture, all such accrued interest and all such amounts shall become and be forthwith due and payable, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies provided by applicable law. Failure to exercise any right or remedy under this Debenture or available under applicable law shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default. The Company and all makers, sureties, guarantors, endorsers and other persons assuming obligations pursuant to this Debenture hereby waive presentment, protest, demand, notice of dishonor and all other notices and all defenses and pleas on the grounds of any extension or extension of the time of payments or the due dates hereof, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Debenture, no release of any obligor and no delay in enforcement of this Debenture or in exercising any right or power hereunder shall affect the liability of any obligor hereunder. The pleading of any statute of limitations as a defense to any demand against any obligor is expressly waived.

     1.   Warrant.  As part of the consideration for the loan evidenced by
          -------
this Debenture, the Company has authorized and issued a non-detachable Warrant, attached to this Debenture as Exhibit 1 (the "Warrant"), to Holder. If the
                              -------         -------
Holder exercises the Warrant at any time after August 25, 1998 and on or before February 25, 2003 (the "Exercise Period"), the Warrant would entitle Holder to
                        ---------------
purchase an aggregate of 2,438,419 shares of the Company's Common Stock, at an exercise price ("Exercise Price") of $1.36 per share, subject to any adjustments
                 --------------
as set forth in Section 3.3 of the Warrant. During the Exercise Period, in the event that Holder fails to exercise this Warrant after the Company has provided Holder (i) twenty (20) days prior written notice of its intention to pay in full and redeem the Debenture on a particular date (the "Repayment Date"), and (ii)
                                                    --------------
thirty (30) days after the Redemption Date within which to exercise this Warrant, then this Warrant shall terminate and thereafter be null and void. Notwithstanding the preceding sentence, in the event that the Company repays and redeems the Debenture in full on or before August 25, 1998, this Warrant shall remain in full force and effect until September 25, 1998, when it shall then expire.

     2.   Prepayment.
          ----------

     (a)  Voluntary Payment.  The Company may prepay or redeem all or part of
          -----------------
the Debenture prior to maturity hereof, without penalty, with twenty (20) days' prior written notice thereof to Holder.

     (b)  Mandatory Prepayment.  In the event that the Company consummates a
          --------------------
registered underwritten public offering covering the offer and sale of Common Stock for the account of the Company in which net proceeds to the Company of the public offering equals or exceeds $15 million (a "Public Offering"), then the
                                                  ---------------
Company must apply, at the request of Holder, the proceeds of such Public Offering (to the extent available after payment of all Senior Indebtedness

(as defined in Section 12(e) below) to prepay the unpaid principal amount and outstanding interest of this Debenture.

     3.   No Impairment.  The Company will not, by amendment of its Articles
          -------------
of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Debenture, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment due to such event. Without limiting the generality of the foregoing, the Company
(a) will not increase the par value of any shares of stock receivable on exercise of the Warrant attached hereto above the Exercise Price then in effect,
(b) will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of the Warrant attached hereto from time to time and (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Company, unless such other person (or, in the case of a merger or consolidation in which the Company is the surviving entity, the person issuing the securities involved in such merger or consolidation) shall expressly assume in writing and will be bound by all the terms of this Debenture and the Warrant attached hereto.

     4.   Chief Financial Officer's Certificate as Adjustments.  In each case of
          ----------------------------------------------------
any adjustment or readjustment in the shares of Common Stock issuable on the exercise of the Warrant attached hereto, the Chief Financial Officer of the Company will promptly compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment, the Exercise Price resulting therefrom, and the increase or decrease, if any, of the number of shares purchasable at such price upon exercise of the Warrant showing in detail the facts and computation upon which such adjustment or readjustment is based. The Company will forthwith mail a copy of each such certificate to each registered holder of this Debenture, and will, on the written request at any time of the holder of this Debenture, furnish to such holder a like certificate setting forth the Exercise Price of the Debenture at the time in effect and showing how it was calculated.

     5.   Notices of Record Date, etc.  In the event the Company (a) takes a
          ----------------------------
record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or (b) consolidates or merges into, or transfers all or substantially all of its assets to, another corporation, or (c) dissolves or liquidates (the events described in the foregoing clauses (b) and (c) being hereinafter referred to as a "Fundamental Change"), then and in each such event the Company will mail or
 ------------------
cause to be mailed to the registered holder of this Debenture a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such Fundamental Change is to be effected, and the time, if any to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property, if any, deliverable on any Fundamental Change and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or a favorable vote of
                              --------------
stockholders, if either is required. Such notice shall be mailed at least 20 days prior to the date specified in such notice on which any such action is to be taken or 20 days prior to the record date therefor, whichever is earlier.

     6.   Reservation of Warrant Shares.  The Company will at all times reserve
          -----------------------------
and keep available, solely for issuance and delivery on the exercise of the Warrant attached hereto, all shares of Common Stock from time to time issuable upon such exercise.

     7.   Transfer.  Subject to applicable federal and state securities laws,
          --------
the transfer of this Debenture and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company by the holder hereof in person or by his duly authorized attorney, upon surrender of this Debenture properly endorsed, provided that this Debenture (and any rights of the Holder hereunder) is non-transferable except to a person or entity controlled by, or under common control with, the Holder. Each taker and holder of this Debenture, by taking or holding the same, consents and agrees that this Debenture, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Debenture shall have been so endorsed, may be treated by the Company and all other persons dealing with this Debenture as the absolute owner and holder hereof for any purpose and as the person entitled to exercise the rights represented by this Debenture, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books the Company may treat the registered holder hereof as the owner and holder for all purposes, and the Company shall not be affected by notice to the contrary.

     8.   Register.  The Company shall maintain, at the principal office of the
          --------
Company (or such other office as it may designate by notice to the holder hereof), a register for the Debenture, in which the Company shall record the name and address of the person in whose name a Debenture has been issued, as well as the name and address of each transferee and each prior owner of such Debenture.

     9.   Replacement.  On receipt of evidence reasonably satisfactory to the
          -----------
Company of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such loss, theft or destruction of this Debenture, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Debenture, the Company at its expense will execute and deliver, in lieu thereof, a new Debenture of like tenor; provided, however, if a
                                                         --------  -------
Debenture held by Holder its nominee or any of its partners, principals, officers or directors is lost, stolen or destroyed, the affidavit of a general partner or any principal or corporate officer of Holder setting forth the circumstances with respect to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnity bond or other security shall be required as a condition to the execution and delivery by the company of a new Debenture in replacement of such lost, stolen or destroyed Debenture.

     10.  Remedies.  The Company stipulates that the remedies at law of the
          --------
holder of this Debenture in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Debenture are not and will not be adequate, and that such terms may be specifically enforced pursuant to a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     11.  No Sinking Fund; Payment Unsecured.  No sinking fund or similar
          ----------------------------------
provision shall be required to fund payment of principal or interest under this Debenture. Payment of principal and interest on this Debenture is unsecured.

     12.  Subordination.
          -------------

          (a)  Subordination to Senior Indebtedness.  The payment of the
               ------------------------------------
principal of and interest on this Debenture is hereby expressly made subordinate and junior in right of payment to the prior payment in full of all principal of and interest on all Senior Indebtedness (as defined below) whether now outstanding or hereafter incurred, created or assumed.

          (b)  Payment Over of Proceeds Upon Dissolution, Liquidation, Etc. of
               ---------------------------------------------------------------
the Company.  In the event of any insolvency or bankruptcy proceedings, or any
-----------
receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company, whether nor not involving insolvency or bankruptcy, then the holders of the Senior Indebtedness shall be entitled to receive payment in full of all principal and interest on all Senior Indebtedness before the Holder of this Debenture is entitled to receive any payment on account of principal or interest upon this Debenture and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred by the provisions of this Section upon the Senior Indebtedness and the holders thereof with respect to this Debenture and the Holder thereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of the Senior Indebtedness shall be entitled to receive for application in payment hereof any payment or distribution of any kind or character, whether in cash or property or securities which may be payable or deliverable in any such proceedings in respect of this Debenture.

          (c)  Subrogation to Rights of Holders of Senior Indebtedness.  Subject
               -------------------------------------------------------
to the payment in full of all principal and interest on all Senior Indebtedness, the Holder of this Debenture shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets or securities of the Company applicable to the Senior Indebtedness.

          (d)  No Payment on Debentures When Senior Indebtedness in Default.  In
               ------------------------------------------------------------
the event and during the continuation of any default in the payment of principal or interest on any Senior Indebtedness beyond any applicable grace, notice or cure period, or if any Event of Default (as defined in the Debenture Purchase Agreement) with respect to Senior Indebtedness shall have occurred and be continuing permitting the holders of such Senior Indebtedness to accelerate the maturity thereof, unless and until such default or Event of Default shall have been cured or waived or shall have ceased to exist, then no payment of principal or interest shall be made by the Company on this Debenture.

          (e)  Definition of Senior Indebtedness.   The term "Senior
               ---------------------------------              ------
Indebtedness," as used in this Debenture, shall mean the principal and interest
------------
on the following, whether outstanding at the date of execution of the Debenture Purchase Agreement or thereafter incurred, created, assumed, modified, renewed or extended: (w) indebtedness of the Company for money borrowed (including the loan with Security Bank, as defined in the Debenture Purchase Agreement); (x) the financial obligations of the Company to CenCor existing as of the date hereof (which will be repaid in full and released at Closing as defined in the Debenture Purchase Agreement); (y) obligations of the Company as lessee under any lease of property which is reflected on the Company's balance sheet as a capitalized lease in accordance with generally accepted accounting principles ("GAAP"); and (z) guarantees by the Company of indebtedness for money borrowed
  ----
by a Subsidiary or of any obligations of a Subsidiary under any lease or property which is reflected on the Subsidiary's balance sheet as a capitalized lease in accordance with GAAP.

     13.  Notices.  All notices, demands, requests, or other communications
          -------
which may be or are required to be given, served, or sent pursuant to this Debenture shall be given, served and sent in accordance with the provisions of the Debenture Purchase Agreement.

     14.  Miscellaneous.  This Debenture and the Warrant attached hereto and any
          -------------
term hereof or therein may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any amendment, modification or addition to this Warrant is subject to the provisions governing same in the Debenture Purchase Agreement. This Debenture and the Warrant attached hereto shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (excluding the choice of law rules thereof). The headings in this Debenture and the Warrant attached hereto are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.


      [Balance of Page Left Blank Intentionally -- Signature Page Follows]

     IN WITNESS WHEREOF, the undersigned has caused this Debenture to be duly executed on its behalf as of the date first hereinabove set forth.



                    CONCORDE CAREER COLLEGES, INC.



                    By:__________________________________
                         Jack L. Brozman
                         President and Chief Executive Officer